PFT Short Duration Income Fund Period ending 1/31/16

1. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 30, 2015 Incorporated by reference to Post-Effective Amendment No. 222 to the Registrants Registration Statement filed on November 25, 2015.